UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2010
PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-7797 (Commission File Number)	52-0551284 (IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Indenture
On August 11, 2010, PHH Corporation (“PHH,” the “Company,” “we,” “us” or “our”) issued $350 million in aggregate principal amount of 9 1/4% Senior Notes due 2016 (the “notes”) under an indenture, dated as of August 11, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The notes will mature on March 1, 2016 and bear interest at a rate of 9.25% per annum, payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2011. The notes are our unsecured and unsubordinated obligations and will rank equally in right of payment to all of our existing and future unsecured and unsubordinated indebtedness. Initially, the notes will not be guaranteed by any of our subsidiaries. The notes will be effectively subordinated to all of our secured obligations and to any existing and future obligations of our subsidiaries that do not guarantee the notes.
Each of the following constitutes an event of default under the Indenture: (1) default for a period of 30 days in payment of any interest on the notes when due; (2) default in payment of principal of (or premium, if any, on) the notes; (3) failure to make an offer to repurchase the notes upon a change of control, as defined in the Indenture, and thereafter accept and pay for notes tendered when and as required pursuant to the Indenture, or to comply with the consolidation, merger or sale of assets covenant described in the Indenture; (4) default in the performance of any other covenant in the Indenture with respect to the notes for 90 days after written notice to us by the Trustee or by the holders of at least 25% in principal amount of the notes; and (5) certain events of bankruptcy, insolvency or reorganization of us or any significant subsidiary. If an event of default with respect to the notes shall occur and be continuing, the applicable Trustee or the holders of 25% in principal amount of the outstanding notes may declare the principal and accrued interest of all of the notes to be due and payable immediately.
The notes may be redeemed at any time and from time to time, at the option of PHH, in whole or in part at a “make-whole” redemption price specified in the Indenture. The notes will not have the benefit of any sinking fund.
Not later than 30 days following the occurrence of a change of control, as defined in the Indenture, we are required to offer to purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase.
The Indenture contains covenants that, among other things: (1) require the Company to maintain a debt to tangible equity ratio not greater than 8.5 to 1; (2) limit the Company’s ability to pay dividends and make distributions on account of or repurchase its capital stock; (3) limit the Company’s ability to create liens on assets; (4) limit the Company’s ability to incur subsidiary debt; and (5) restrict the Company’s ability to consolidate, merge or sell its assets. These covenants are subject to certain significant exceptions and qualifications, and if and for so long as the notes are rated equal to or better than (by at least two of the applicable rating agencies) Baa3 from Moody’s Investors Service, BBB- from Standard & Poor’s, and BBB- from Fitch Ratings, the limitation on the Company’s ability to incur subsidiary debt and make payments on its equity will be suspended.
The notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed with this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 4.1 and is incorporated herein by reference.
Registration Rights
In connection with the issuance of the notes, the Company entered into a certain Registration Rights Agreement, dated as of August 11, 2010, with Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and RBS Securities Inc., as representatives of several initial purchasers (“Initial Purchasers”) of the notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, on or prior to 120 days after August 11, 2010, the Company will be required to file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to an offer to exchange the notes for new notes having terms substantially identical in all material respects to those of the notes (except the new notes will not contain terms with respect to transfer restrictions) or, under specified circumstances, to file a shelf registration statement with the SEC covering resales of the notes. The Company may be required to pay additional interest if it fails to comply with the registration and exchange requirements set forth in the Registration Rights Agreement.
The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Relationships
The Bank of New York Mellon Trust Company, N.A. (“BNY”) acts as an indenture trustee for PHH and has received customary fees and expenses as indenture trustee with respect to (i) certain medium term notes publicly issued under an indenture, dated as of November 6, 2000, as amended and supplemented, by and between PHH and BNY, as successor trustee for Bank One Trust Company, N.A., effective as of December 31, 2007, and (ii) certain privately issued convertible senior notes governed by the indentures dated April 2, 2008, and September 29, 2009, between PHH and BNY. BNY also acts as a custodian on behalf of certain of PHH’s affiliates and certain lenders to PHH’s affiliates, for which BNY has received customary fees and expenses as custodian.
Certain of the Initial Purchasers and their affiliates provide or may in the future provide certain commercial banking, financial advisory and investment banking services for us and certain of our affiliates, for which they receive customary fees. In addition, affiliates of the Initial Purchasers are lenders and/or agents under PHH’s Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, as amended, and certain other existing funding arrangements to which PHH or certain of its subsidiaries are parties, including a variable-rate committed mortgage warehouse facility between PHH Mortgage Corporation (“PHH Mortgage”) and the Royal Bank of Scotland plc. Additionally, Banc of America Securities LLC is affiliated with Merrill Lynch Credit Corporation, one of PHH Mortgage’s largest private-label clients, as well as Bank of America, N.A., the purchaser under that certain Mortgage Loan Participation Purchase and Sale Agreement with PHH Mortgage, dated as of July 23, 2010.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders
The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.03.
Under the terms of the Indenture, the Company is subject to certain covenants that, among other things, limit its ability to pay dividends on and make distributions on account of or repurchase, its capital stock, subject to certain exceptions and qualifications, if, after giving effect to such dividends or distributions, our debt to tangible equity ratio, calculated as of the most recently completed month end, would exceed 6.0 to 1.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
4.1	Indenture, dated as of August 11, 2010, by and between PHH Corporation and The Bank of New York Mellon, as Trustee
4.2	Form of 9 1/4% Senior Note Due 2016 (included as part of Exhibit 4.1)
10.1	Registration Rights Agreement, dated August 11, 2010, by and between PHH Corporation and Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and RBS Securities Inc., as representatives of several initial purchasers of the notes

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel and Secretary

Dated: August 12, 2010